UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2013

Morgans Hotel Group Co.

(Exact name of registrant as specified in its charter)

Delaware	001-33738	16-1736884
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by Morgans Hotel Group Co. (the “Company”) with the Securities and Exchange Commission on April 1, 2013 (the “Original 8-K”). The sole purpose of this Amendment is to file Exhibits 10.1, 10.2, 10.3 and 10.4 to the Original 8-K. No other changes have been made to the Original 8-K.

Item 9.01. Financial Statements and Exhibits.

The Company herewith files the following Exhibits 10.1, 10.2, 10.3 and 10.4 to this report:

(d) Exhibits

Exhibit No.	Description
10.1	Exchange Agreement, dated as of March 30, 2013, among Morgans Hotel Group Co. (the “Company”), Yucaipa American Alliance Fund II, L.P. , Yucaipa American Alliance (Parallel) Fund II, L.P. and Yucaipa Aggregator Holdings, LLC.

10.2	Membership Interest Purchase Agreement (Delano Hotel, Miami Beach, Florida), dated as of March 30, 2013, between Morgans Group LLC and Vintage Deco Hospitality, LLC.

10.3	Investment Agreement, dated as of March 30, 2013, between the Company and Yucaipa Aggregator Holdings, LLC.

10.4	Registration Rights Agreement, dated as of March 30, 2013, among the Company and Yucaipa American Alliance Fund II, L.P., Yucaipa American Alliance (Parallel) Fund II, L.P. and Yucaipa Aggregator Holdings, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: April 2, 2013	By:	/s/ Richard Szymanski
Richard Szymanski
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Exchange Agreement, dated as of March 30, 2013, among Morgans Hotel Group Co. (the “Company”), Yucaipa American Alliance Fund II, L.P. , Yucaipa American Alliance (Parallel) Fund II, L.P. and Yucaipa Aggregator Holdings, LLC.

10.2	Membership Interest Purchase Agreement (Delano Hotel, Miami Beach, Florida), dated as of March 30, 2013, between Morgans Group LLC and Vintage Deco Hospitality, LLC.

10.3	Investment Agreement, dated as of March 30, 2013, between the Company and Yucaipa Aggregator Holdings, LLC.

10.4	Registration Rights Agreement, dated as of March 30, 2013, among the Company and Yucaipa American Alliance Fund II, L.P., Yucaipa American Alliance (Parallel) Fund II, L.P. and Yucaipa Aggregator Holdings, LLC.